UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2023 (May 2, 2023)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building

3 Waterloo Lane

Pembroke HM 08 Bermuda

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2023, Bronek Masojada was appointed to the board of directors (the “Board”) of SiriusPoint Ltd. (“SiriusPoint”), effective as of the same date.

Following Mr. Masojada’s appointment, the Board has a total of 10 directors, divided among three classes, with Mr. Masojada serving as a Class II director with a term expiring at SiriusPoint’s annual general meeting of shareholders in 2024. As previously announced, Gretchen A. Hayes will not stand for re-election at the annual general meeting of shareholders to be held on June 1, 2023, following which the Board will consist of nine directors.

Mr. Masojada currently serves as chairman of the board of directors of Placing Platform Limited, a not-for-profit company that provides electronic placing services to the London insurance market. From 2000 to 2021, Mr. Masojada served as Chief Executive Officer of Hiscox Group, a global specialist insurer and reinsurer listed on the London Stock Exchange (“Hiscox”). Mr. Masojada first joined Hiscox in 1993 as Group Managing Director. Prior to joining Hiscox, Mr. Masojada began his career at McKinsey & Company. Mr. Masojada served as Deputy Chairman of Lloyd’s of London from 2001 to 2007 and as Chairman of the Lloyd’s Tercentenary Research Foundation from 2008 to 2014. Mr. Masojada chairs the East End Community Foundation which serves residents in Newham, Tower Hamlets, Hackney and the City of London. Mr. Masojada received a Bachelor of Science degree in Civil Engineering from the University of KwaZulu Natal and a Master of Philosophy in Management Studies from the University of Oxford, where he was a Rhodes Scholar. Mr. Masojada is 61 years old. The Board considered Mr. Masojada’s extensive leadership experience in the insurance industry when concluding that Mr. Masojada should serve as a director.

The Board has determined that Mr. Masojada qualifies as an independent director for purposes of the rules of the New York Stock Exchange as well as applicable rules of the Securities and Exchange Commission. Mr. Masojada serves on the Governance and Nominating, Risk and Capital Management and Investment Committees of the Board, also effective May 2, 2023. As of May 2, 2023, it is expected that Mr. Masojada will also join the Special Committee of the Board.

Mr. Masojada will receive the same compensation as SiriusPoint’s other non-employee directors, which is summarized in SiriusPoint’s proxy statement for the 2023 annual general meeting of shareholders, which was filed with the Securities and Exchange Commission on April 21, 2023.

There are no arrangements or understandings between Mr. Masojada and any other person pursuant to which he was named a director of SiriusPoint. Mr. Masojada has no family relationship with SiriusPoint’s directors or executive officers or any persons nominated or chosen by SiriusPoint to be a director or executive officer. Mr. Masojada has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.

Mr. Masojada is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 3, 2023, SiriusPoint issued a press release announcing Mr. Masojada’s appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of May 3, 2023, issued by SiriusPoint Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2023		/s/ Jimmy Yang
	Name:	Jimmy Yang
	Title:	Interim General Counsel & Corporate Secretary